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                                                                      EXHIBIT 21

                         YORK INTERNATIONAL CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT
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Name and Jurisdiction
  of Incorporation                                                Percent of Ownership
------------------                                                --------------------
Bristol Compressors, Inc. (Delaware)                                        100%
Bristol Compressors Purchasing, Inc. (Delaware)                             100%
Bristol Compressors Sparta, Inc. (Delaware)                                 100%
Codorus Acceptance Corp. (Delaware)                                         100%
Evcon Holdings Inc. (Kansas)                                                100%
Evcon Industries, Inc. (Delaware)                                           100%
Evcon Supply, Inc. (Kansas)                                                 100%
Frigid Coil/Frick, Inc. (Delaware)                                          100%
IMECO, Inc. (Delaware)                                                      100%
Miller-Picking of Mississippi, Inc. (Mississippi)                           100%
Viron, Inc. (Missouri)                                                      100%
York Air Conditioning and Refrigeration, Inc. (Delaware)                    100%
York Food Systems International Limited (Delaware)                          100%
York International Treasury Services, Inc. (Delaware)                       100%
York-MIAC, Inc. (Delaware)                                                  100%
York Snow, Inc. (Delaware)                                                  100%
Airchal Industries, S.A. (France)                                           100%
Y.I.C. Ltd. (Cyprus)                                                        100%
York Air Conditioning, Ltd. (Canada)                                        100%
York Airconditioning & Refrigeration FZE (U.A.E.)                           100%
York Aire S.A. de C.V. (Mexico)                                             100%
York Foreign Sales Corporation (Barbados)                                   100%
York International A/S (Denmark)                                            100%
York Australia Pty, Ltd. (Australia)                                        100%
York International BV (Netherlands)                                         100%
York International CH (Korea)                                               100%
York International Comercial Limitada (Chile)                               100%
York International Holdings GmbH (Germany)                                  100%
York International Limited (UK)                                             100%
York International Mexico S.A. de C.V. (Mexico)                             100%
York International (Northern Asia) Limited (Hong Kong)                      100%
York International Pte. Ltd. (Singapore)                                    100%
York International SA (France)                                              100%
York International S.A. (Uruguay)                                           100%
York International S.A. (Venezuela)                                         100%
York International S.p.A. (Italy)                                           100%
York International SA (Colombia)                                             67%
Aeromaster Industry Company Ltd. (Thailand)                                  67%
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